As filed with the Securities and Exchange Commission on March 28, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ULURU INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	41-2118656 (I.R.S. Employer Identification No.)

4410 Beltway Drive
Addition, Texas 75001
 (Address of Principal Executive Offices,
including Zip Code)

ULURU Inc. 2018 Equity Incentive Plan
(Full title of the plan)

Terrance K. Wallberg
Chief Financial Officer
ULURU Inc.
4410 Beltway Drive
Addition, Texas 75001
Telephone: (214) 905-5145
 (Name, address and telephone number, including area code, of agent for service)
Copy to: Bryan T. Allen Parr Brown Gee & Loveless 101 South, 200 East, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value	20,000,000	$0.033	$660,000	$82.17(3)

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)
Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of ULURU's Common Stock, $0.001 par value per share, reported on the OTCQB on March 21, 2018.  It is not known how many of these shares will be purchased or at what price.

(3)	Calculated at the rate of $124.50 per $1,000,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "SEC") are hereby incorporated herein by reference (SEC File No. 001-33618):

(1)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on April 17, 2017;

(2)
The Registrants Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the SEC on May 15, 2017, August 14, 2017 and November 13, 2017, respectively;

(3)	The Registrant's Current Reports on Form 8-K filed with the SEC on January 1, 2017, March 1, 2017, April 3, 2017, July 27, 2017 and December 20, 2017; and

(4)
The description of ULURU's common stock, par value $0.001 per share, contained in ULURU's Registration Statement on Form SB-2 filed with the SEC under Section 12 of the Securities  Exchange Act of 1934, as amended (the "Exchange Act") on December 15, 2006, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by ULURU Inc. pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

ULURU Inc.
Attn: Investor Relations
4410 Beltway Drive
Addison, Texas 75001
(214) 905-5145

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Nevada Revised Statutes and the Registrant's Restated Articles of Incorporation and Amended and Restated Bylaws provide that, in the case of an action not brought by or in the right of ULURU, ULURU may indemnify its officers and directors and certain other persons against expenses (including attorney's fees, judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. ULURU may not, however, indemnify such persons in any such actions in which it is determined that they have not acted in good faith, did not reasonably believe their actions were in the Registrant's best interest or, in criminal matters, had reason to believe their conduct was unlawful.

In the case of an action brought by or in the right of ULURU, ULURU may indemnify its officers and directors and certain other persons against expenses (including attorney's fees, judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. ULURU may not, however, indemnify such persons in any such actions in which it is determined that they have not acted in good faith, did not reasonably believe their actions were in ULURU's best interest or have been found to be liable to ULURU (unless the deciding court determines that, notwithstanding such liability, any such person is fairly entitled to indemnity in light of all relevant circumstances).

To the extent an officer, director or certain other person is successful on the merits in defense of any action referred to above; ULURU is required to indemnify such person against any expense reasonably incurred by them in connection with the defense.

ULURU's procedure for authorizing an indemnification claim, and certain limitations of such indemnification and advancement of expenses, are as set forth in Section 78.751 of the Nevada Revised Statutes, and are amended from time to time as such statute is amended.

ULURU has entered into indemnification agreements with each of its officers and directors. These agreements, among other things, require ULURU to indemnify each officer and director to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by each officer and director in any action or proceeding, including any action or proceeding by or in right of ULURU, arising out of the person's services as an officer and director.

ULURU maintains directors and officers liability insurance, subject to various exclusions.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Restated Articles of Incorporation, including Amendment No. 1 thereto(1)
4.2	Amended and Restated Bylaws dated December 5, 2008(2)
4.3	ULURU Inc. 2018 Equity Incentive Plan*
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered*
10.1	Form of Award Agreement (Incentive Stock Option)*
10.2	Form of Award Agreement (Non-Statutory Stock Option)*
23.1	Consent of Lane Gorman Trubitt, LLC *
23.2	Consent of Montgomery Coscia Greilich, LLP *
23.3	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).
*Filed herewith
(1)	Incorporated by reference to the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017 (File No. 001-33618)
(2)	Incorporated by reference to the Registrant's Form 8-K filed with the SEC on December 11, 2008 (File No. 001-33618)

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:
 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Addison, Texas, on this March 28, 2018.

ULURU Inc.

/s/ Vaidehi Shah
Vaidehi Shah
Chief Executive Officer
(Principal Executive Officer)

/s/ Terrance K. Wallberg
Terrance K. Wallberg
Chief Financial Officer
(Principal Accounting and Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints each, and both, of Vaidehi Shah and Terrance K. Wallberg, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file (i) any and all amendments and post-effective amendments to this registration statement, and any and all exhibits, instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and (ii) a registration statement and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Vaidehi Shah	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 28, 2018
Vaidehi Shah

/s/ Anish Shah	Director	March 28, 2018
Anish Shah

/s/ Arindam Bose	Director	March 28, 2018
Arindam Bose

/s/ Bradley J. Sacks	Director	March 28, 2018
Bradley J. Sacks

/s/ Oksana Tiedt	Director	March 28, 2018
Oksana Tiedt

ULURU INC.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Articles of Incorporation, including Amendment No. 1 thereto(1)
4.2	Amended and Restated Bylaws dated December 5, 2008(2)
4.3	ULURU Inc. 2018 Equity Incentive Plan*
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered*
10.1	Form of Award Agreement (Incentive Stock Option)*
10.2	Form of Award Agreement (Non-Statutory Stock Option)*
23.1	Consent of Lane Gorman Trubitt, LLC*
23.2	Consent of Montgomery Coscia Greilich, LLP *
23.3	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).
*Filed herewith
(1)	Incorporated by reference to the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017 (File No. 001-33618)
(2)	Incorporated by reference to the Registrant's Form 8-K filed with the SEC on December 11, 2008 (File No. 001-33618)